Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-42770 and 333-109258, Form S-4 Nos. 333-33912, 333-42778, 333-75882, 333-90401 and 333-90403 and Form S-8 Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319, 333-84381, 333-84373, 333-84377, 333-93397, 333-93249, 333-35896, 333-98472, 333-71396, 333-71398, 333-81234, 333-82598, 333-102543, 333-104856 and 333-104857) of Millennium Pharmaceuticals, Inc. and in the related Prospectuses of our reports dated March 2, 2006, with respect to the consolidated financial statements and financial statement schedule of Millennium Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Millennium Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 2, 2006